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                                                                   EXHIBIT 21.01

                       LIST OF REGISTRANT'S SUBSIDIARIES

                                                                              STATE/COUNTRY
                                                                                   OF
                                  ENTITY                                      INCORPORATION
---------------------------------------------------------------------------  ---------------
Greenco Subsidiary Corporation.............................................  Delaware
Interactive Insurance Services Corp........................................  Virginia
Intuit Lender Services, Inc................................................  Delaware
Quicken Investment Services, Inc...........................................  Delaware
Intuit Canada Limited......................................................  Canada
Intuit Deutschland GmbH....................................................  Germany
Intuit Ltd.................................................................  United Kingdom
Intuit K.K.................................................................  Japan
Intuit France S.A..........................................................  France
Intuit (AUS) Pty. Ltd......................................................  Australia